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Exhibit 23.2

CONSENT OF DELOITTE & TOUCHE LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Director and Shareholders
AltiGen Communications, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-94783, 333-82090, 333-117000, 333-121753 on Form S-8 of our report dated December 27, 2005, relating to the consolidated financial statements and financial statement schedule of AltiGen Communications, Inc. and subsidiaries for the year ended September 30, 2005 appearing in this Annual Report on Form 10-K of AltiGen Communications, Inc. for the year ended September 30, 2007.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
December 27, 2007

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  Exhibit 23.2